EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                            WITH RESPECT TO FORM S-3

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 8, 2000, and September 2, 1999, included in the ABC-NACO Inc. and Subsidiaries' Form 10-K for the five months ended December 31, 1999, and Form 10-K for the year ended July 31, 1999, respectively, and to all references to our firm included in this registration statement.


/s/  Arthur  Andersen  LLP
--------------------------
Arthur  Andersen  LLP
Chicago,  Illinois
June  1,  2000

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